THE AMERIWOOD CONTINGENT
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PENSION PLAN

This Retirement Plan is adopted by Ameriwood Industries International Corporation (the "Company").

ARTICLE I  PURPOSE

The Company is adopting this Plan known as the Ameriwood Contingent Supplemental Executive Retirement Plan (the "Plan") to provide additional retirement benefits for a select group of managing employees if the Company experiences a "change in control" as defined later in this document. This Plan is intended as a non-qualified retirement plan that will be exempt from requirements of Parts 2, 3, and 4 of subtitle B of Title I of ERISA, and is not intended to satisfy the requirements of Section 401(a) of the Code.

The Plan will be in effect immediately but the employees who are designated as Participants will not have any rights under the Plan unless and until there is a change in control of the Company. The rights of Participants will "spring" into existence upon a change in control.

ARTICLE II  DEFINITIONS AND CONSTRUCTION

2.1 Definitions: The following words or phrases, when used in this Agreement, will have the following meanings:

(a) Accrued Benefit: The portion of a normal retirement benefit earned as of the date of a Change in Control and any date thereafter. It is a monthly benefit commencing at normal retirement date and computed in accordance with the normal retirement benefit formula in
Section 4.2, using the Participant's average monthly compensation, years of service and ESOP account balances on the date of computation and the Social Security benefits payable at age 65 according to the schedule in effect on the date of computation. Social security benefits will be based on the assumption of constant future earnings.

(b) Actuarial Equivalent: Equivalence in the present value of various forms of payment. Present values will be determined by the actuaries chosen by the Company based on the 1983 group annuity mortality table and interest at the rate of 7-1/2% per annum.

(c) Average Monthly Compensation: The result obtained by dividing by 60 the total compensation of a Participant during the five (5) consecu tive calendar years in which compensation was highest during the last 10 calendar years of his employment with the Company.

(d)  Cause:  Used as defined in the Participant's Management Retention
Agreement.

(e)   Change  in  Control:   Used  as  defined  in  the  Participant's
Management Retention Agreement.

(f) Code: The Internal Revenue Code of 1986, as amended from time to time.

(g) Committee: The persons appointed under the provisions of Article XV to assist the Company in administering the Plan.

(H)   Company:   Ameriwood  Industries International  Corporation,   a
Michigan corporation, or its successor.

(i) Compensation: The total of all amounts paid to or accrued for a Participant by the Company as salary and bonuses for services rendered during the year. This will be the gross amount of salary and bonuses before any reductions for elective contributions to any plans maintained by the Company pursuant to Code Sections 125 or 401(k).

(j)   Disability:   Used  as  defined in the Participant's  Management
Retention Agreement.

(k)   ERISA:   Public  Law No. 93-406, the Employee Retirement  Income
Security Act of 1974, as amended from time to time.

(l) Former Participant: A person whose employment with the Company has terminated but who has an interest in the Plan.

(m)   Good  Reason:   Used as defined in the Participant's  Management
Retention Agreement.

(n) Management Retention Agreement: The Management Retention Agreement governing severance benefits and other matters upon a Change in Control to which each Participant is a party, as it may be amended from time to time.

(o)  Normal Retirement Date:  The Participant's 62nd birthday.

(p) Participant: A person participating in the Plan in accordance with the provisions of Article III and employed by the Company or another member of the controlled group.

(q) Plan: The Ameriwood Contingent Supplemental Executive Retirement Plan as set forth in this document and any later amendments.

(r)   Plan  Year:   The "fiscal year" of the Plan which  will  be  the
period of 12 consecutive months ending on December 31 of every year.

(s) Primary Social Security Benefit: The primary insurance amount to which the participant is entitled under the Social Security Act then in effect if the Participant were age 62, did not have a spouse or other dependent and, during the period between the date of computation and the Participant's 62nd birthday, the Participant's compensation continued at the same rate as of the time of the calculation. A Participant's primary social security benefit as thus computed will not be changed as a result of any increase or decrease in his social security benefits after the date on which benefits become payable under this Plan.

(t)   Retirement:   Used  as  defined in the Participant's  Management
Retention Agreement.

(u) Service: The period of Participant's employment with the Company computed in accordance with Section 3.2 and used to determine eligibility for benefits under this Plan.

(v) Window Period. Used as defined in the Participant's Management Retention Agreement.

2.2 Construction. The masculine gender is used throughout the Plan for purpose of simplicity only and is intended to include the feminine gender.

ARTICLE III  PARTICIPATION AND SERVICE

3.1 Participation. Participation in the Plan will be limited to a select group of management employees who are designated by the Board of Directors of the Company and will not be effective until there is a Change in Control of the Company. The following officers have been designated as eligible to participate in the Plan:

Charles R. Foley, President and Chief Executive Officer
William J. Maddox, Senior Vice President - Operations
Marlan R. Smith, Vice President and Chief Financial Officer

The  directors  may  designate  additional  management  employees   as
eligible to be Participants in the future.

3.2 Service. A Participant's eligibility for benefits under the Plan will be based on his years of service. Each of the initial Participants named in Section 3.1 will receive a year of service for the calendar year ending on December 31, 1997. A Participant will be credited with a year of service for the Plan Year in which a Change in Control is effective (excluding 1997) and each other calendar year during which the Participant has, in the past, completed or will, in the future, complete not less than 25 weeks of service with the Company. A week of service means each week or portion of a week for which a Participant is paid or entitled to payment for the performance of duties with the Company or for which back pay, irrespective of mitigation of damages, has been awarded to the Participant or agreed to by the Company.

Each Participant shall be credited with a week of service for any week or portion of a week during which he performs no duties for the Company by reason of vacation, illness, incapacity, jury duty, or leave of absence for which he is directly or indirectly paid or entitled to payment by the Company. A Participant shall not be credited with more than one year of service under this subparagraph of
Section 3.2 for any single continuous period during which he performs no duties for the Company.

Payments considered for purposes of the foregoing shall include payments unrelated to the length or the period during which no duties are performed but shall not include payments made solely as reimbursement for medical related expenses or solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws.

If a Participant's employment with the Company is terminated (a) by the Participant during the Window Period or (b) within two (2) years following the effective date of a Change in Control either (i) by the Company other than for Cause, voluntary retirement, death or
Disability or (ii) by the Participant for Good Reason , the Participant will be credited with two extra years of service for purposes of calculating his benefits under the Plan.

ARTICLE IV  NORMAL RETIREMENT BENEFIT

4.1 Eligibility. A normal retirement benefit will be paid to each Participant whose employment with the Company terminates after he has reached his normal retirement date.

4.2   Amount  of  Benefit.    The normal retirement  benefit  will  be
monthly payments for the life of the Participant equal to the difference between the following (a) and (b):

(a) 2.5% of the Participant's average monthly compensation multiplied by his years of service, or 50% of his average monthly compensation, whichever amount is smaller; minus

(b)  The sum of the following:

(i)  50% of the Participant's monthly primary social security benefit;
and

(ii) The actuarial equivalent monthly benefit available from the Participant's Company-provided ESOP account and matching account balances in the Ameriwood Industries Employee Stock Ownership and Savings Plan.

Participants who receive benefits in the form of a joint and survivor annuity or other optional form of payment will have their benefits adjusted by the amount necessary to make the optional form of payment the actuarial equivalent of the benefit provided in this Section.

4.3 Effect of Postponed Retirement. A Participant who continues employment beyond his normal retirement date will not receive any retirement benefit payments until the first day of the month after his employment terminates. When payments begin, the amount of the monthly retirement benefit will be equal to the greater of the following:

(a) The actuarial equivalent of the monthly benefit to which he was entitled on his normal retirement date; or

(b) The monthly retirement benefit based on his years of service and average monthly compensation at retirement.

4.4 Commencement of Benefits. Payment of normal retirement benefits will commence on the first day of the month after the Participant satisfies the requirements for eligibility and be payable in accordance with Article VIII.

ARTICLE V  EARLY RETIREMENT BENEFIT

5.1 Eligibility. A Participant whose employment with the Company terminates after he has attained age 55 and completed six (6) or more years of service will be entitled to receive an early retirement benefit beginning on the first day of the month following the month of termination.

5.2 Amount of Benefit. The early retirement benefit will be equal to his Accrued Benefit. If payment of benefits is to commence prior to normal retirement date, the monthly benefit will be reduced by the percentage shown in the following table for each year by which the date of commencement of payment precedes the participant's normal retirement date. If the starting date falls between the ages shown on the schedule, then the reduction will be determined by interpellation.

Age When Payments Commence              % Reduction
--------------------------              -----------
61                                      10
60                                      18
59                                      26
58                                      33
57                                      39
56                                      45
55                                      50

5.3 Commencement of Benefits. Payment of early retirement benefits will commence on the first day of the month after the Participant satisfies the requirements and requests payment, and will be payable in accordance with Article VIII.

ARTICLE VI  DEFERRED VESTED BENEFIT

6.1   Eligibility.   A  Participant will be eligible  for  a  deferred
vested benefit if his employment with the Company terminates after he has completed at least three (3) years of vesting service.

6.2 Amount of Benefit. The amount of a Participant's deferred vested benefit will be equal to his "vested percentage" of his Accrued Benefit. The vested percentage will be determined on the basis of his years of service and the following vesting schedule:

YEARS OF SERVICE                VESTED PERCENTAGE
----------------                -----------------
Less than 3 Years               0%
3 Years                         60%
4 Years                         80%
5 Years or more                 100%

6.3 Commencement, Duration, and Form of Payment. Payment of the deferred vested benefit will commence on the former Participant's normal retirement date. If the former Participant satisfied the service requirement for an early retirement benefit on his date of termination, the deferred vested benefit will be payable commencing on the first day of the month following the birthday on which he would have been eligible for early retirement, but the payments will be reduced in accordance with the formula in Section 5.2.

ARTICLE VII  PRE-RETIREMENT SURVIVING SPOUSE BENEFIT

7.1   Eligibility.   The  spouse  of  a  Participant  will  receive  a
survivor's benefit if the Participant:

(a) Dies while employed by the Company after becoming eligible for an early or normal retirement benefit, or a deferred vested benefit; and

(b) Is survived by a spouse to whom he has been married for at least one (1) year at the time of his death.

7.2 Amount of Benefit. The survivor's benefit will be computed as if the deceased Participant had retired in the manner for which he was eligible on the day before his death and elected payment of his retirement benefit in the form of a joint and 100% survivor annuity with his spouse.

7.3 Commencement, Duration, and Form of Payment. The survivor's benefit will be payable in the form of a monthly pension commencing on the first day of the month following the Participant's death or the date on which the Participant would have been eligible to begin receiving early retirement benefits, whichever date is later, and continuing every month thereafter to and including the month in which the surviving spouse dies. The Committee may, at the request of the spouse, authorize payment in any of the optional forms available to a Participant.

ARTICLE VIII  PAYMENT OF RETIREMENT BENEFITS

8.1 Standard Benefit. Benefits will be paid as follows unless an optional form of benefit is requested by the Participant and selected by the Committee:

(a) If the Participant is not married at the time benefit payments begin, the benefit will be payable in monthly installments from the commencement date to and including the month in which the Participant dies; and

(b) If the Participant is married at the time payments begin, benefits will be paid in the form of a joint and 66-2/3% survivor annuity with the spouse.

A joint and 66-2/3% survivor annuity is an annuity commencing immediately that will provide monthly payments to the Participant from the commencement date to and including the month in which he dies and, thereafter, monthly payments to the spouse, if surviving, for the balance of her life in an amount equal to 66-2/3% of the monthly payments to the Participant. The amount of the monthly payments under the joint and 66-2/3% survivor annuity will be adjusted so that the payments to the Participant and his spouse will be the actuarial equivalent of payments for the life of the Participant only.

8.2 Post-Retirement Surviving Spouse Benefit. The surviving spouse of a former Participant will be entitled to a benefit if:

(a) The former Participant's employment with the Company terminated after he had satisfied the requirements for normal retirement, early retirement, or deferred vested benefits under the Plan;

(b) The former Participant died before he had begun to receive payment of benefits under the Plan; and

(c) The former Participant had been married to his spouse for a period of at least one (1) year on the date of his death.

The post-retirement surviving spouse benefit will be computed as if the former Participant had elected payment of his retirement benefit in the form of a joint and 66-2/3% survivor annuity with his spouse. Payment will commence as of the first day of the month following the Participant's death or the date on which the Participant would have been eligible to begin receiving early retirement benefits, whichever date is later, and will continue every month thereafter to and including the month in which the surviving spouse dies.

8.3 Optional Forms of Benefit. A Participant may request payment in one of the optional forms described below if he files a written application with the Committee before the date on which the first benefit payment is made. Upon receipt of such application, the Committee may direct the trustee to distribute benefits in any of the following methods requested by the Participant :

(a) Monthly payments for a period of 10 years or the Participant's lifetime, whichever period is longer;

(b)  Monthly payments during the lifetime of the Participant only;

(c) Monthly payments in the form of a joint and 75% or 100% survivor annuity with the Participant's spouse; or

(d) A single lump sum payment of the actuarially equivalent present value of the benefit.

8.4 Reduction of Benefits for Benefits Received Under Other Plans or Statutes. Any benefits payable under this Plan will be reduced, dollar for dollar, but not below zero, for any benefits the Participant receives under any of the following during or with respect to any period for which he is also entitled to benefits under this Plan:

(a) Any workers disability compensation benefits, except fixed statu tory payments for the loss of any bodily member or loss of industrial vision or redemption awards paid prior to the date on which the Participant was eligible for benefits under this Plan. If the Participant receives a lump sum settlement with respect to a workers compensation claim, the amount of the settlement will be divided by the maximum monthly payment to which the Participant would have been entitled under the workers compensation statute in order to determine the period with respect to which the workers compensation benefits are paid;

(b) Any sickness or accident benefits under any other plan to which the Company has contributed; or

(c) Any unemployment benefits which are charged to the Company's account or otherwise affect the Company's rate for unemployment taxes.

8.5 Payment Pursuant to Qualified Domestic Relations Orders. Benefits payable pursuant to a qualified domestic relations order will be made in accordance with the order and upon proper application by the alternate payee. Payment to the alternate payee may begin anytime after the earlier of the following:

(a) The date on which the Participant is entitled to payment of benefits under the Plan; or

(b)  The later of the following:

(i)  The date the Participant attains age 50; or

(ii) The earliest date on which the Participant could begin receiving benefits if his employment terminated.

8.6 Additional Benefits Payable with Respect to Excise Tax Payments. If any payment or benefit payable to, or for the benefit of, a Participant under this Plan will subject the Participant to an excise tax under Section 4999 of the Code, or if any interest or penalties are payable with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant will be entitled to receive an additional payment (a "gross-up payment") in an amount, such that after payment by the Participant of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Participant's failure to file timely a tax return or pay taxes shown due of the Participant's return, imposed with respect to such taxes and the Excise Tax to the extent such failure was not caused by the Company's failure to comply with this Plan) including the Excise Tax imposed on the gross-up payment, the Participant retains an amount of the gross-up payment equal to the Excise Tax imposed upon the payments or benefits.

The initial determination as to whether a gross-up payment is required under this Plan, the time or times when the Excise Tax will be due and payable by the Participant and the amount of the gross-up payment will be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Participant (the "accounting firm"). The accounting firm will provide a written report of such determination together with detailed supporting calculations and documentation to the Company and the Participant within 5 days of the Participant's termination of employment, or such other time as requested by the Company or the Participant when it is anticipated that benefits or payments under the Plan are required or will be made. The accounting firm will furnish the Participant with an opinion reasonably acceptable to the Participant stating its determination of the gross-up payment with such analysis and support as may be professionally prudent under the circumstances.

The gross-up payment will be paid by the Company to the Participant at the earlier of (i) the time the excise tax under Section 4999 of the Code is due, and (ii) the time when benefits under the Plan are paid to or for the benefit of the Participant. If the gross-up payment is made at the time benefits are paid, the gross-up payment amount will be determined with respect to benefits or payments to be make in each year and paid in installments with, and in proportion to, the benefit payments to, or for the benefit of, the Participant.

ARTICLE IX  FUNDING OF PLAN

This Plan is intended to be "unfunded" as that term is used in ERISA and benefits under the Plan that are payable from the general assets of the Company. The Company will, upon a Change in Control, establish a trust in the form attached as Attachment A and fund the Trust as follows:

(a) Immediately after the Change in Control, the Company will deposit in the Trust an amount equal to the actuarial equivalent present value of the Accrued Benefit earned by each Participant at the time of the Change in Control; and

(b) If a Participant's employment with the Company is terminated (a) by the Participant during the Window Period or (b) within two (2) years following the effective date of a Change in Control either (i) by the Company other than for Cause, voluntary retirement, death or Disability or (ii) by the Participant for Good Reason, the Company will deposit in the Trust an additional amount equal to the actuarially equivalent present value of any additional Accrued Benefit earned by the Participant since the time of the Change in Control.

The assets of the Trust will be subject at all times to the claims of the creditors of the Company. If the assets of the Trust are insufficient to pay benefits due to any Participant, the Company will pay the benefits directly to the Participant and/or his beneficiaries.

ARTICLE X  ADMINISTRATION

10.1 Plan Administrator. The Company will be the Plan administrator and will be responsible for the proper administration of the Plan.

10.2 Records and Reports. The Company will exercise such authority and responsibility as it deems appropriate in order to comply with ERISA with regard to records of Participant's vesting service and benefit service, notices and reports to Participants, and annual reports to the Internal Revenue Service, the Department of Labor, and the Pension Benefit Guaranty Corporation.

10.3 Appointment of Committee. The Company may appoint a Committee to assist in the administration of the Plan. The Committee will consist of as many persons as may be appointed by the Company and will serve at the pleasure of the Company. All usual and reasonable expenses of the Committee will be paid by the Company. If a Committee is not appointed, all duties assigned to the Committee in this Plan will be performed by the Company.

10.4 Claims Procedure. The Committee will make all determinations concerning benefits based on its interpretation of the terms of the Plan. Any denial of benefits by the Committee will be stated in writing by the Committee and delivered or mailed by certified mail, return receipt requested, to the Participant or beneficiary within 90 days after the receipt of the request for benefits. The notice will set forth the reasons for the denial in language that may be understood by the Participant and will specify the Plan provisions upon which the denial was based. If the denial is based on the failure of the Participant or beneficiary to supply certain materials or information, the notice will so state. The notice will advise that the denial may be appealed to the Committee and will include an explanation of the appeal procedure.

The Committee will adopt a procedure for reviewing appeals of denials of claim benefits. The procedure will include the following:

(a) The claimant or his duly authorized representative may initiate an appeal by written request for review delivered to the Committee not later than sixty (60) days after receipt by the claimant of the notice of denial;

(b) The claimant or his duly authorized representative may review documents pertinent to the appeal and may submit written statements of issues and arguments relevant to the appeal to the Committee;

(c) The Committee will return its decision on the appeal not later than sixty (60) days after receipt of the request for review; and

(d) The claimant will be advised in writing of the decision on the appeal including the reasons for the decision in language that may be understood by the claimant with references to the Plan provisions upon which the decision is based.

10.5 Rules and Decisions. The Committee may adopt such rules as it deems necessary and appropriate. All rules and decisions of the Committee will be consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee may rely upon its interpretation of the terms of the Plan and information furnished by a Participant or beneficiary, the Company, the legal counsel of the Company and the trustee.

10.6 Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Committee may elect one of its members as chairman, appoint a secretary who need not be a Committee member, and advise the trustee of such actions in writing. The secretary will keep a record of all meetings and forward all necessary communications to the Company and the trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee will be made by the vote of the majority including actions in writing taken without a meeting.

10.7 Authorization of Benefit Payments. The Committee will issue directions to the trustee concerning all benefits which are to be paid from the trust pursuant to the provisions of the Plan.

10.8 Application and Forms for Benefits. The Committee may require a Participant to complete and file an application for a benefit and all other forms approved by the Committee and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information including the Participant's current mailing address.

10.9 Facility of Payment. Whenever, in the Committee's opinion, a person entitled to receive any benefit is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the trustee to make payments to such person or to his legal representative, or to a relative or friend of such person for his benefit, or the Committee may direct the trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. If a person entitled to receive benefits is a minor and the value of the benefit exceeds $5,000, the Trustee may either delay payment of the benefit until the minor has attained the age of majority or pay the benefit to a person who has been named by a court of competent jurisdiction as conservator of the estate of the minor or to another similar court-appointed fiduciary. Any payment of a benefit in accordance with the provisions of this section will discharge all liability for such benefit under the provisions of the Plan.

ARTICLE XI  AMENDMENT OF PLAN

Amendments may be made to this Plan from time to time by the Company with the consent of the Participants. Notwithstanding the foregoing, amendments may be made to this Plan from time to time by the Company without the consent of the Participant, (i) to add to the duties or obligations of the Company for the benefit of the Participant; and
(ii) to cure any ambiguity, to correct or supplement any provision in this Plan that may be inconsistent with any other provision in this Plan or the Management Retention Agreement, or to make any other provisions with respect to matters or questions arising under this Plan that will not be inconsistent with the provisions of this Plan. No amendment may reduce the Accrued Benefit of any Participant, eliminate or reduce an early retirement benefit, or change the actuarial assumptions so as to reduce the amount of an Accrued Benefit, optional benefit, or early retirement benefit.

ARTICLE XII  NONALIENATION OF BENEFITS AND DOMESTIC RELATIONS ORDERS

12.1 Nonalienation of Benefits. No interest, right, or claim in or to any part of the trust or any benefit payable from the trust will be assignable, transferable, or subject to sale, assignment, hypothecation, anticipation, garnishment, attachment, execution, or levy of any kind and the Trustee will not recognize any attempt to so transfer, assign, sell, hypothecate, or anticipate the same except to the extent required by law. This provision will not apply to any "qualified domestic relations order," as defined in Code Section 414(p), or any domestic relations order entered before 1985.

12.2 Procedure for Domestic Relations Orders. Whenever the Company is served with a domestic relations order from a court of competent jurisdiction, the Company will follow the following procedure in determining whether the order constitutes a "qualified domestic relations order" that would be exempt from the general spendthrift protection of this Article:

(a) The Company will notify the Participant and any "alternate payees" named in the order that the order was served on the Company and that objections concerning the order must be submitted in writing within 15 days;

(b) The Company will determine whether the order is a "qualified domestic relations order" as defined in Code Section 414(p) and notify the Participant and each alternate payee of its determination. If the Company determines that the order is a qualified domestic relations order, the Company will direct the Trustee to make payment in accordance with the order except that payment will not be made until the Participant has attained the age and service requirements for early retirement benefits under Section 5.1;

(c) During the period in which the Company is determining the status of the order, payment of any benefits in dispute will be deferred and the amount of the disputed payments will be segregated in a separate account in the Plan. If the order is determined to be a qualified domestic relations order within 18 months after segregation of the benefits in dispute, the Company will direct the Trustee to pay the segregated amount, plus earnings, to the persons entitled to receive them in accordance with the order;

(d) If the Company determines that the order is not a qualified domestic relations order, or if the 18 month period described in (c) has expired and the qualification issue has not been resolved, the Company will direct the Trustee to pay the segregated funds to the person or persons who would have received them if the order had not been served on the Company. If the Company determines that the order is a qualified domestic relations order after expiration of the 18 month period, the order will be applied prospectively only;

(e) If the order is determined not to be a qualified domestic relations order, any amounts segregated pursuant to this procedure will be restored to the account of the Participant or distributed to the Participant if eligible for distribution; and

(f) The Company will notify the Participant and all other alternate payees named in the order of its decision concerning the qualified status of the order. Payments pursuant to the order will be made as soon as practicable after the status of the order has been determined or as soon as the amounts become payable pursuant to this Plan.

ARTICLE XIII  MISCELLANEOUS

13.1 Status of Participants. No Participant will have any right or claim to any benefits under the Plan except in accordance with the provisions of the Plan. The adoption of the Plan will not be construed as creating any contract of employment between the Company and any Participant or to otherwise confer upon any Participant or other person any legal right to continuation of employment, nor as limiting or qualifying the right of the Company to discharge any Participant without regard to any effect the discharge might have upon his rights under the Plan.

13.2 No Interest in Company Affairs. Nothing contained in this Plan will be construed as giving any Participant, employee, or beneficiary an equity or other interest in the assets, business, or affairs of the Company or the right to examine any of the books and records of the Company.

13.3 Governing Law. This Plan will be interpreted, construed, and enforced in accordance with the laws of the State of Michigan, except where the state law is preempted by ERISA or the Code.

13.4 Severability of Provisions. If any provisions of the Plan will at any time be declared void and unenforceable, the other provisions will be severable and will not be affected thereby.

IN WITNESS WHEREOF, the Company has adopted this Plan as of the 15th day of July, 1997.

AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION

By /s/ Neil L. Diver
--------------------
Neil L. Diver, Chairman of the Board

ATTEST:

By: /s/ Marlan R. Smith
------------------------
Marlan R. Smith
Secretary


ATTACHMENT A

AMERIWOOD CONTINGENT SUPPLEMENTAL RETIRED EXECUTIVE TRUST


This  Trust  Agreement  is  made by and between  Ameriwood  Industries
International   Corporation  (the  "Company")  and   ----------   (the
"Trustee").  This Agreement is made with reference to the following:

A. The Company has adopted the Ameriwood Contingent Supplemental Executive Retirement Plan (the "Plan") as a nonqualified deferred compensation plan;

B. The Company wishes to establish a trust as a means for paying benefits under the Plan, but wishes to have the trust assets remain subject to the claims of the creditors of the Company so that the Plan will qualify as an "unfunded" arrangement that will be exempt from most of the requirements of the Employee Retirement Security Act of 1974 ("ERISA").

NOW, THEREFORE, the parties hereby establish the Ameriwood Contingent Supplemental Executive Retirement Trust which will be held and administered as follows:

ARTICLE I  ESTABLISHMENT OF TRUST

1.1 Company hereby deposits with Trustee $100 which will become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

1.2  The Trust hereby established will be irrevocable.

1.3 The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and will be construed accordingly.

1.4 The assets of the Trust will be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries will have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement will be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a).

1.5 Company may make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

ARTICLE II  PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

2.1 Company will deliver to Trustee from time to time written instructions concerning payment of benefits from the Trust to or in respect of Plan participants. Except as otherwise provided herein, Trustee will make payments to the Plan participants and their beneficiaries in accordance with such instructions. The Trustee will make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to payments to plan participants and beneficiaries, and will pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

2.2 The entitlement of a Plan participant or beneficiary to benefits under the Plan will be determined by Company and any claim for benefits will be considered and reviewed under the procedures set out in the Plan.

2.3 Company may make payment of benefits directly to Plan participants or beneficiaries as they become due under the terms of the Plan. Company will notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the assets of the Trust are not sufficient to make payments of benefits, Trustee will notify Company and Company will make the balance of each such payment as it falls due.

ARTICLE  III   TRUSTEE  RESPONSIBILITY  REGARDING  PAYMENTS  TO  TRUST
BENEFICIARY
WHEN COMPANY IS INSOLVENT

3.1 Trustee will cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company will be considered "Insolvent" for purposes of this Trust Agreement if Company is unable to pay its debts as they become due, or Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

3.2 The assets of the Trust will be subject to claims of general creditors of Company under federal and state law as set forth below.

(a) The Chief Executive Officer of Company will inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee will determine whether Company is Insolvent and discontinue payment of benefits to Plan participants or their beneficiaries.

(b) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee will have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

(c) If at any time Trustee has determined that Company is Insolvent, Trustee will discontinue payments to Plan participants or their beneficiaries and will hold the assets of the Trust for the benefit of Company's general creditors.

(d) Trustee will resume the payment of benefits to Plan participants or their beneficiaries in accordance with Article II of this Trust Agreement only after Trustee has determined that Company is not or is no longer Insolvent.

3.3 If the Trustee discontinues the payment of benefits and subsequently resumes payments, the next payment will include the amount of all payments due to Plan participants and beneficiaries for the period of discontinuance of payments minus the payments made by the Company during the period of discontinuance of payments from the Trust.

ARTICLE IV  PAYMENTS TO COMPANY

Except as provided in Article III hereof, Company will have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets until all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the term of the Plan.

ARTICLE V  POWERS AND DUTIES OF TRUSTEE

5.1 General Powers. The Trustee will have exclusive authority and discretion to manage and control the assets of the Trust except that:

(a) It will disburse benefit payments in accordance with written directions from the Company; and

(b) The Company may direct, by written notice to the Trustee, the segregation of any portion of the Trust into a separate investment account or accounts, and appoint an investment manager to direct the investment and reinvestment of any such investment account. Any such investment manager will either be:

(1)  Registered as an investment adviser under the Investment Advisers
Act of 1940;

(2)  A bank, as defined in that Act; or

(3) An insurance company qualified to perform investment management services under the laws of more than one state.

If investment of the Trust is to be directed in whole or in part by an investment manager, the Company will deliver to the Trustee a copy of the instruments appointing the investment manager and evidencing the investment manager's acceptance of such appointment, an acknowledgment by the investment manager that it is a fiduciary of the Plan, and evidence of the investment manager's current registration under the 1940 Act. The Trustee will be fully protected in relying upon such instruments until otherwise notified in writing by the Company.

5.2 Relationship with Investment Manager. If an investment manager is appointed in accordance with the provisions of Section 5.1:

(a) The Trustee will follow the directions of the investment manager regarding the investment and reinvestment of the investment account. The Trustee will be under no duty or obligation to review any investment to be acquired, held, or disposed of pursuant to such directions, nor to make any recommendations with respect to the disposition or continued retention of any such investment. The Trustee will have no liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of, any direction from the investment manager, unless the Trustee knows that by such action or omission it would be itself committing or participating in a breach of fiduciary duty by the investment manager.

(b) The investment manager may issue orders for the purchase or sale of securities directly to a broker. In order to facilitate such transactions, the Trustee, upon request, will execute and deliver appropriate trading authorizations. Written notification of the issuance of each such order will be given promptly to the Trustee by the investment manager; the execution of each such order will be confirmed by written advice to the Trustee by the broker. Such notification will be authority for the Trustee to pay for securities purchased against receipt and to deliver securities sold against payment.

(c) If an investment manager resigns or is removed by the Company, the Trustee, upon receiving written notice from the Company that it is to resume the responsibility of management, will manage the investment of the investment account unless and until it will be notified in accordance with the provisions of Section 5.1 of the appointment of another investment manager.

(d) The accounts, books, and records of the Trustee will reflect the segregation of any portion or portions of the Trust in a separate investment account or accounts.

5.3 Payments by Trustee. The Trustee will pay benefits from the Trust to or for the account of participants or beneficiaries in the amount and manner, and at such time and addresses, as directed in writing by the Company. The Trustee will make such other payments as directed in writing by the Company.

5.4 Accounts and Records. The Trustee will keep accurate and detailed records of the Trust on a cash basis. The fiscal year of the Trust will be the year adopted by the Company for federal income tax purposes unless another year is agreed upon between the Company and the Trustee. Each year, the Trustee will furnish the Company with an annual report showing all receipts and disbursements and other transactions, together with a list of the assets held at the end of such year showing the costs and the fair market value of each item. The Company may approve such accounting by written notice delivered to the Trustee or by failure to object to such accounting in writing delivered to the Trustee within 180 days. The Company will have the right to examine the books and records of the Trust at any time. The Trustee will have the right to have its accounts settled by judicial proceeding if it so elects.

5.5 Valuation of Assets. The Trustee will not amortize premiums paid for bonds or other obligations purchased at a price above their par value nor accumulate discounts by reason of the purchase of such securities at prices below their par value. The Trustee may, in determining the market value of the Trust, use any recognized method reasonably calculated to reflect the current value of the Trust assets.

5.6 Reporting. The Trustee will, within the time prescribed by law, file with the Internal Revenue Service and with other appropriate regulatory agencies any reports or statements which by law are required to be filed by it. The Trustee will have no responsibility for the preparation or filing of any reports, returns, or documents required by law to be filed by the Company other than those explicitly agreed upon in writing by the Trustee and the Company.

5.7 Miscellaneous. The Trustee will not be responsible for enforcing payment of or collecting any contribution to be made by the Company or any participants, or enforcing payment of or collecting any funds held by the Company on behalf of participants for the purpose of making contribution to the Plan.

ARTICLE VI  INVESTMENT OF THE TRUST

6.1 General Investment Powers. The Trustee will invest and reinvest the principal and income of the Trust, without distinction between principal and income, in the interest-bearing deposits of the Trustee, real estate, interests in real estate, leaseholds, insurance and annuity contracts, common stocks, bonds, notes, mortgages, contracts, debentures, mutual funds, tangible personal property, leases, and such other personal or real property as the Trustee deems advisable and believes would be purchased by persons of prudence, discretion, and intelligence in such matters who are seeking preservation of capital and reasonable income, whether or not such investment or reinvestment would otherwise be permissible for the investment of trust funds under any present or future laws; provided, however, that in the event an investment manager is appointed, the Trustee will invest and reinvest the segregated portion of the Trust that is in a separate investment account or accounts pursuant to the written directions of the investment manager.

6.2 Specific Investment Powers. The Trustee is authorized and empowered as follows:

(a) To sell, exchange, convey, assign, transfer, or otherwise dispose of, and also to grant options with respect to, any property, whether real or personal, at any time held by the Trustee, in such manner and for such consideration and upon such terms and conditions as the Trustee may deem advisable;

(b) To retain, manage, operate, repair, and improve, and to mortgage or lease for any period, any real estate or tangible personal property held by the Trustee;

(c) To compromise, compound, arbitrate, or settle any claim, debt, or obligation due to it or from it as Trustee and to reduce the rate of interest on, extend or otherwise modify, or foreclose upon, default, or otherwise enforce any such obligation;

(d) To vote in person or by proxy any stocks, bonds, or other securities held by it; to exercise any options available to any stocks, bonds, or other securities; to exercise any rights to subscribe for additional stocks, bonds, or other securities, and to make necessary payments for such rights; and to join in or oppose any reorganization, recapitalization, consolidation, sale, or merger;

(e) To make, execute, acknowledge, and deliver deeds, leases, assign ments, documents of transfer, and other instruments that may be necessary to carry out the powers granted by this Agreement;

(f) To enforce any right, obligation, or claim in its absolute discretion and, in general, to protect in any way the interest of the Trust, either before or after default, and in its absolute discretion to abstain from the enforcement of any right, obligation, or claim and to abandon any property, whether real or personal, which at any time may be held by it;

(g) To cause any investments in the Trust to be registered in or transferred into its name or the name of its nominee or nominees or to retain them unregistered or in form permitting transfer by delivery, but the books and records of the Trustee will at all times show that all such investments are part of the Trust;

(h) To employ accountants, auditors, actuaries, and attorneys, including accountants, auditors, actuaries, and attorneys of the Company, as well as other advisors and agents, and to delegate to them such ministerial and limited discretionary duties as it sees fit, and to pay their reasonable expenses and compensation from the Trust;

(i) To employ agents and investment advisors which may be subsidiaries or affiliates of the Trustee, to employ legal counsel whenever  necessary  to  protect the interest  of  the  trust  or  the participants, and to pay the reasonable fees and expenses of the agents activities, actuaries, plan administrators, advisors and counsel. The agents or counsel may be counsel for the Company as well as the Trustee;

(j) To apply for, purchase, hold, or transfer, in accordance with written instructions from the Company, annuity contracts by which the Company may choose to provide benefits; and

(k) to do all other acts and to exercise any other powers which it may deem necessary and proper to carry out its duties as Trustee under this Trust Agreement.

ARTICLE VII  RESPONSIBILITY OF TRUSTEE

7.1 Trustee will act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee will incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity, the terms of the Plans or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

7.2 If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnity Trustee against Trustee's costs, expenses and liabilities (including without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

7.3   Trustee may consult with legal counsel (who may also be  counsel
for  Company  generally)  with  respect  to  any  of  its  duties   or
obligations hereunder.

7.4 Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

7.5 Trustee will have all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee will have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

ARTICLE VIII  COMPENSATION AND EXPENSES OF TRUSTEE

Company will pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses will be paid from the Trust.

ARTICLE IX  RESIGNATION AND REMOVAL OF TRUSTEE

9.1 Trustee may resign at any time by written notice to Company, which will be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

9.2 Trustee may be removed from Company on 60 days notice or upon shorter notice accepted by Trustee

9.3 Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets will subsequently be transferred to the successor Trustee. The transfer will be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

9.4 If Trustee resigns or is removed, the Company will appoint a successor trustee by the effective date of the resignation or removal. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding will be allowed as administrative expenses of the Trust.

ARTICLE X  AMENDMENT OR TERMINATION

10.1 This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment will conflict with the terms of the Plan or make the Trust revocable.

10.2 The Trust will not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust will be returned to Company.

ARTICLE XI  MISCELLANEOUS

11.1  Any provision of this Trust Agreement prohibited by law will  be
ineffective   to   the   extent  of  any  such  prohibition,   without
invalidating the remaining provisions.

11.2 Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned, alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

11.3 This Trust Agreement will be governed by and construed in accordance with the laws of Michigan except to the extent that state laws are preempted by the federal statute known as the Employee Retirement Income Security Act of 1974.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this --- day of ------.

AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION

By:
------------------------
Charles A. Foley
Its President


TRUSTEE:

By:
-------------------------
Its ---------------------